Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234-6034
Celanese Names Gallagher President, Acetyls and Celanese Asia;
Sterin Named Chief Financial Officer
DALLAS, July 20, 2007 — Celanese Corporation (NYSE: CE), a global hybrid chemical company, today announced the appointment of John J. Gallagher III, executive vice president and chief financial officer, to the position of executive vice president and president, Acetyls and Celanese Asia, effective immediately. Gallagher will relocate to the Acetyls and Celanese Asia headquarters in Shanghai, China.
Steven M. Sterin, vice president and corporate controller, has been named senior vice president and chief financial officer, replacing Gallagher, effective immediately.
The organizational changes became necessary following the recent diagnosis that John O’Dwyer, current president, Acetyls and Celanese Asia, has a very serious illness that requires him to leave his position. O’Dwyer will continue to serve in an advisory capacity with the company.
“The entire Celanese organization appreciates John’s significant contributions to the company and supports his need to focus completely on his health,” said Chairman and CEO David N. Weidman.
“John Gallagher and Steven Sterin have been instrumental in the execution of our corporate strategy and in driving improvements in their organizations,” Weidman said. “As Celanese executive vice president, John has been integral in setting the company’s strategy and guiding its operations.”
Gallagher, 43, has more than 20 years of experience in the chemicals industry, serving as CEO of Great Lakes Chemical prior to joining Celanese, with previous positions as CFO of UOP LLC and chief financial officer of the Bendix division of AlliedSignal, Inc. He has a bachelor’s degree in accounting from the University of Delaware.
Sterin, 35, has been vice president and corporate controller at Celanese since 2005 and has led significant company projects, including Sarbanes-Oxley compliance and implementation of a five-day accounting closing. He previously served as director of finance and controller for Celanese Chemicals. He joined the company in 2003, following seven years in global tax, treasury and finance positions for Reichhold Inc., a composite and coating resins manufacturer. Sterin has bachelor’s and master’s degrees in accounting from the University of Texas at Austin.

Contacts:

Investor Relations	Media
Mark Oberle	Jeremy Neuhart
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 332 9373	Telefax: +1 972 443 8519
Mark.Oberle@celanese.com	Jeremy.Neuhart@celanese.com
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.7 billion in 2006, with approximately 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best- in-class technologies. Based in Dallas, Texas, the company employs approximately 8,900 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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